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                                                                   Exhibit 1.2 c


                                    EXHIBIT I

                                 BY-LAW NO. A26
                                       of
                                 HOLLINGER INC.
                               (the "Corporation")

                              1. REGISTERED OFFICE

1.1.     REGISTERED OFFICE

         The registered office of the Corporation shall be in the province or territory of Canada specified in the articles of the Corporation and at such location in that province or territory as the directors may from time to time determine.

                                2. CORPORATE SEAL

2.1.     CORPORATE SEAL

         The Corporation shall have a corporate seal which shall be adopted and may be changed by resolution of the directors.

                                  3. DIRECTORS

3.1.     NUMBER AND QUORUM

         The number of directors shall be determined by the directors but shall be not fewer than the minimum and not more than the maximum provided in the articles. At least two directors shall not be officers or employees of the Corporation or of any of its affiliates. Two-fifths of the minimum number of directors provided for in the articles or such greater or lesser number as the directors may from time to time determine shall constitute a quorum for the transaction of business at any meeting of directors.

3.2.     QUALIFICATION

         No person shall be qualified to be a director if that person is less than eighteen years of age, is of unsound mind and has been so found by a court in Canada or elsewhere, or has the status of a bankrupt. At least twenty-five per cent of the directors shall be resident Canadians.

3.3.     ELECTION AND TERM OF OFFICE

         The directors shall be elected at each annual meeting of shareholders of the Corporation and each director shall hold office until the close of the first annual meeting following the director's election; provided that if an election of directors is not held at an annual meeting of shareholders, the directors then in office shall continue in office until their successors are elected. Retiring directors, are eligible for re-election.

3.4.     VACATION OF OFFICE

         A director ceases to hold office if the director dies, is removed from office by the shareholders, ceases to be qualified for election as a director or resigns by a written resignation received by the Corporation. A written resignation of a director becomes effective at the time it is received by the Corporation, or at the time specified in the resignation, whichever is later.

3.5.     REMOVAL OF DIRECTORS

         The shareholders may by ordinary resolution at a special meeting of shareholders remove any director or directors from office provided that where the holders of any class or series of shares have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series. A vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the director is removed.

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3.6.     VACANCIES

         Subject to the Act, a quorum of directors may fill a vacancy among the directors. A director appointed or elected to fill a vacancy holds office for the unexpired term of the director's predecessor.

3.7.     ACTION BY DIRECTORS

         The directors shall manage, or supervise the management of, the business and affairs of the Corporation. Subject to sections 3.8. and 3.9, the powers of the directors may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors. Where there is a vacancy in the board of directors the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

3.8.     CANADIAN RESIDENTS REQUIRED AT MEETINGS

         The directors shall not transact business at a meeting other than filling a vacancy in the board unless at least twenty-five per cent of the directors (the "required number") present are resident Canadians or if a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facility the business transacted at the meeting and the required number of resident Canadians would have been present had that director been present at the meeting.

3.9.     MEETING BY TELEPHONIC OR ELECTRONIC FACILITY

         If all the directors of the Corporation consent, a meeting of directors or of a committee of directors may be held by means of a telephonic, electronic or other communication facility that permits all persons participating in the meeting to communicate adequately with each other, and a director participating in a meeting by such means is deemed to be present at that meeting.

3.10.    PLACE OF MEETINGS

         Meetings of directors may be held at any place within or outside of Canada.

3.11.    CALLING OF MEETINGS

         Meetings of the directors shall be held at such time and place as the Chairman of the Board, the President or any two directors may determine.

3.12.    NOTICE OF MEETING

         Notice of the time and place of each meeting of directors shall be given to each director by telephone not less than 48 hours before the time of the meeting or by written notice not less than four days before the day of the meeting and, except as provided in the Act, need not specify the purpose of or the business to be transacted at the meeting. Meetings of the directors may be held at any time without notice if all the directors have waived or are deemed to have waived notice.

3.13.    FIRST MEETING OF NEW BOARD

         No notice shall be necessary for the first meeting of newly-elected directors held immediately following their election at a meeting of shareholders.

3.14.    ADJOURNED MEETING

         Notice of an adjourned meeting of directors is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.15.    REGULAR MEETINGS

         The directors may appoint a day or days in any month or months for regular meetings and shall designate the place and time at which such meetings are to be held. A copy of any resolution of directors fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, and no other notice shall be required for any such regular meeting.

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3.16.    CHAIRMAN

         The Chairman of the Board, or in the Chairman's absence, the Deputy Chairman, or in their absence, the Vice-Chairman, or in the their absence, the President, or in their absence, a Vice-President, who is a director, to be selected on the basis of seniority amongst the other Vice-Presidents present, who are directors, shall be the Chairman of any meeting of directors. If no such person is present, the directors present shall choose one of their number to be Chairman.

3.17.    VOTING AT MEETINGS

         Questions arising at any meeting of directors shall be decided by a majority of votes. In the case of an equality of votes, the chair of the meeting, in addition to the chair's original vote, shall have a second or casting vote.

3.18.    CONFLICT OF INTEREST

         A director or officer who is a party to, or who is a director or officer or is acting in a similar capacity of, or has a material interest in, a party to a material contract or material transaction, whether entered into or proposed, with the Corporation shall disclose the nature and extent of the director's or officer's interest at the time and in the manner provided by the Act.

3.19.    REMUNERATION AND EXPENSES

         The directors shall be paid such remuneration as the directors may from time to time by resolution determine. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in going to, attending and returning from meetings of directors or committees of directors. A director or officer of the Corporation may be employed by or perform services for the Corporation otherwise than as a director or officer, and may be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, and such a director, officer, firm or body corporate may receive proper remuneration for this employment or services.

                                  4. COMMITTEES

4.1.     COMMITTEES OF DIRECTORS

         The directors may appoint from among their number one or more committees of directors and delegate to them any of the powers of the directors except those which under the Act a committee of directors has no authority to exercise.

4.2.     AUDIT COMMITTEE

         The directors shall appoint from among their number an audit committee composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any affiliate of the Corporation. The audit committee shall review the financial statements of the Corporation and shall report thereon to the directors of the Corporation before such financial statements are approved by the directors. The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

4.3.     TRANSACTION OF BUSINESS

         Subject to section 3.9, the powers of a committee appointed by the directors may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all members of the committee entitled to vote on that resolution at a meeting of the committee. Meetings of a committee may be held at any place in or outside Canada.

4.4.     PROCEDURE

         Unless otherwise determined by the directors, a majority of committee members shall constitute a quorum for the transaction of business at any committee meeting and the procedure for committee meetings shall be governed by the provisions of this by-law that govern the meetings of directors.

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                                   5. OFFICERS

5.1.     GENERAL

         The directors may from time to time appoint a Chairman of the Board, a Deputy Chairman of the Board, a Vice-Chairman of the Board and a President all of whom shall be directors of the Corporation and one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as the directors may determine, including one or more assistants to any of the officers so appointed. The officers so appointed may but need not be members of the board of directors except as provided in sections 5.3 and 5.4.

5.2.     TERM OF OFFICE

         Any officer may be removed by the directors at any time but such removal shall not affect the rights of that officer under any contract of employment with the Corporation. Otherwise, each officer shall hold office until the officer's successor is appointed or until the officer's earlier resignation.

5.3.     THE CHAIRMAN OF THE BOARD

         The Chairman of the Board, if any, shall be appointed from among the directors and shall, when present, be chair of meetings of shareholders and directors and shall have such other powers and duties as the directors may determine.

5.4.     THE DEPUTY CHAIRMAN OF THE BOARD

         During the absence or inability of the Chairman of the Board, the Chairman's powers and duties shall devolve upon the Deputy Chairman of the Board. If the Deputy Chairman of the Board exercises any such power or duty, the absence or inability of the Chairman of the Board with reference thereto shall be presumed. The Deputy Chairman of the Board shall also perform such other duties and exercise such other powers as the Board may from time to time prescribe or as the Chairman of the Board may delegate to the Deputy Chairman.

5.5.     THE VICE-CHAIRMAN OF THE BOARD

         During the absence or inability of the Chairman and the Deputy Chairman of the Board, the Chairman's powers and duties shall devolve upon the Vice-Chairman of the Board. If the Vice-Chairman of the Board exercises any such power or duty, the absence or inability of the Chairman and the Deputy Chairman of the Board with reference thereto shall be presumed. The Vice-Chairman of the Board shall also perform such other duties and exercise such other powers as the Board may from time to time prescribe or as the Chairman of the Board may delegate to the Vice-Chairman.

5.6.     THE PRESIDENT

         The President shall, subject to the authority of the Board, have general supervision of the business of the Corporation. The President shall have such other powers and duties as the Board may specify.

5.7.     VICE-PRESIDENT

         A Vice-President shall have such powers and duties as the directors may determine.

5.8.     SECRETARY

         The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees; shall attend and be secretary of all meetings of shareholders, directors and committees appointed by the directors and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; shall be the custodian of the corporate seal of the Corporation and of all records, books, documents and other instruments belonging to the Corporation; and shall have such other powers and duties as the directors may determine.

5.9.     TREASURER

         The Treasurer shall keep proper books of account and accounting records with respect to all financial and other transactions of the Corporation; shall be responsible for the deposit of money, the safe-keeping of securities and the disbursement of the funds of the Corporation; shall render to the directors when required an account of all the

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Treasurer's transactions and of the financial position of the Corporation; and
the Treasurer shall have such other powers and duties as the directors may determine.

5.10.    OTHER OFFICERS

         The powers and duties of all other officers shall be such as the terms of their engagement call for or as the directors may determine. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the directors otherwise direct.

5.11.    VARIATION OF DUTIES

         The directors may, from time to time, vary, add to or limit the powers and duties of any officer.

5.12.    CONFLICT OF INTEREST

         An officer shall disclose the officer's interest in any material contract or material transaction, whether entered into or proposed, in accordance with section 3.18.

5.13.    AGENTS AND ATTORNEYS

         The directors shall have power from time to time to appoint agents or attorneys for the Corporation within or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as the directors may specify.

                 6. PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representatives of such a person to the extent permitted by the Act.

6.2.     INSURANCE

         The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.1 to the extent permitted by the Act.

                           7. MEETINGS OF SHAREHOLDERS

7.1.     ANNUAL MEETINGS

         The annual meeting of the shareholders shall be held at the registered office of the Corporation or at such other place within Canada as the directors may determine, or at any place outside Canada specified in the articles of the Corporation or agreed to by all the shareholders entitled to vote at that meeting, at such time in each year as the directors may determine, for the purpose of receiving the reports and statements required to be placed before the shareholders at an annual meeting, electing directors, appointing an auditor or auditors, and for the transaction of such other business as may properly be brought before the meeting.

7.2.     OTHER MEETINGS

         The directors shall have power at any time to call a special meeting of shareholders to be held at such place within Canada as the directors may determine, or at any place outside Canada specified in the articles of the Corporation or agreed to by all the shareholders entitled to vote at that meeting, at such time as may be determined by the board of directors.

7.3.     NOTICE OF MEETINGS

         Notice of the time and place of a meeting of shareholders shall be given not less than 21 days nor more than 60 days before the meeting to each holder of shares carrying voting rights at the close of business on the record date for notice, to each director and to the auditor of the Corporation. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall include the text of any special resolution to be submitted to the meeting. All business transacted at a special meeting of shareholders and all business transacted at an annual

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meeting of shareholders, except consideration of the financial statements, auditor's report, election of directors and reappointment of the incumbent auditor, shall be deemed to be special business.

7.4.     RECORD DATE FOR NOTICE

         For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the directors may fix in advance a date as the record date for such determination of shareholders, but the record date shall not precede by more than 60 days or by less than 21 days the date on which the meeting is to be held. Where no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given, or, if no notice is given, shall be the day on which the meeting is held. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.

7.5.     RECORD DATE FOR VOTING

         For the purpose of determining shareholders entitled to vote at a meeting of shareholders, the directors may fix in advance a date as the record date for such determination of shareholders, but the record date shall not precede by more than 60 days or by less than 21 days the date on which the meeting is to be held. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice thereof shall be given, not less than seven days before the date so fixed, by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading.

7.6.     PERSONS ENTITLED TO BE PRESENT

         The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditor and other persons who are entitled or required under any provision of the Act or the articles or by-laws of the Corporation to attend a meeting of shareholders of the Corporation. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

7.7.     CHAIRMAN

         The Chairman of the Board, or in the Chairman's absence, the Deputy Chairman, or in their absence, the Vice-Chairman, or in their absence, the President, or in their absence a Vice-President who is a director shall be the Chairman. If no such officer is present within 15 minutes from the time fixed for holding the meeting, a person chosen by a vote at the meeting shall be the Chairman of meetings of shareholders.

7.8.     SCRUTINEERS

         At each meeting of shareholders one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

7.9.     QUORUM

         Two persons present in person and each being entitled to vote thereat shall constitute a quorum for the transaction of business at any meeting of shareholders.

7.10.    RIGHT TO RECEIVE NOTICE

         The Corporation shall prepare a list of shareholders entitled to receive notice of a meeting, arranged in alphabetical order and showing the number of shares held by each shareholder, which list shall be prepared,

         7.10.1. if a record date for notice is fixed under section 7.4, not later than ten days after that record date; and

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         7.10.2.  if no record date for notice is fixed under section 7.4, on the record date for notice established under section 7.4.

7.11.    RIGHT TO VOTE

         The Corporation shall prepare a list of shareholders entitled to vote at a meeting, arranged in alphabetical order and showing the number of shares held by each shareholder, which list shall be prepared,

         7.11.1. if a record date for voting is fixed under section 7.5, not later than ten days after that record date; and

         7.11.2. if no record date for voting is fixed, not later than 10 days after the record date for notice fixed under section 7.4 or, if no record date for notice was so fixed, then not later than the record date for notice established under section 7.4, and in both cases the list shall be prepared as of the record date for notice.

         A shareholder whose name appears in the list prepared under this section 7.11 is entitled to vote the shares shown opposite that shareholder's name at the meeting to which the list relates.

7.12.    JOINT SHAREHOLDERS

         Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present, in person or by proxy, they shall vote as one on the shares jointly held by them.

7.13.    REPRESENTATIVES

         Where a body corporate or association is a shareholder of the Corporation, the Corporation shall recognize any individual authorized by a resolution of the directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation. An individual so authorized may exercise on behalf of the body corporate or association the individual represents all the powers it could exercise if it were an individual shareholder.

7.14.    EXECUTORS AND OTHERS

         An executor, administrator, committee of a mentally incompetent person, guardian or trustee and, where a corporation is such executor, administrator, committee, guardian or trustee of a testator, intestate, mentally incompetent person, ward or cestui que trust, any duly appointed representative of such corporation, upon filing with the secretary of the meeting sufficient proof of the person's appointment, shall represent the shares in the person's or its hands at all meetings of shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. If there be more than one executor, administrator, committee, guardian or trustee, the provisions of this by-law respecting joint shareholders shall apply.

7.15.    PROXYHOLDERS

         Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, as the shareholder's nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. A proxyholder or an alternative proxyholder has the same rights as the shareholder who appointed the proxyholder to speak at a meeting of shareholders in respect of any matter, to vote by way of ballot at the meeting and, except where a proxyholder or an alternative proxyholder has conflicting instructions from more than one shareholder, to vote at such meeting in respect of any matter by way of any show of hands. A proxy shall be executed by the shareholder or the shareholder's attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized and shall be valid only at the meeting in respect of which it is given or any adjournment thereof. A proxy shall be in such form as may be prescribed from time to time by the directors or in such other form as the chair of the meeting may accept and as complies with all applicable laws and regulations.

7.16.    TIME FOR DEPOSIT OF PROXIES

         The directors may by resolution fix a time not exceeding forty-eight hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting.

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7.17.    VOTES TO GOVERN

         Subject to the Act and the articles of the Corporation, at all meetings of shareholders every question shall be decided, either on a show of hands (or its functional equivalent) or by ballot, by a majority of the votes cast on the question. In case of an equality of votes, the chair of the meeting shall have a second or casting vote.

7.18.    ELECTRONIC MEETINGS AND VOTING

         If the directors call a meeting of shareholders, they may determine that the meeting of shareholders shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and any vote at that meeting of shareholders shall be held entirely by means of that communication facility. A meeting of shareholders may also be held at which some, but not all, persons entitled to attend may participate and vote by means of such a communication facility, if the Corporation makes one available. A person participating in a meeting by such means is deemed to be present at the meeting. Any vote at a meeting of shareholders may be also held entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes one available, even if none of the persons entitled to attend otherwise participates in the meeting by means of a communication facility. For the purpose of voting, a communication facility that is made available by the Corporation must enable the votes to be gathered in a manner that permits their subsequent verification and permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

7.19.    SHOW OF HANDS

         Voting at a meeting of shareholders shall be by show of hands, or the functional equivalent of a show of hands by means of electronic, telephonic or other communication facility, except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting or where required by the chair. A ballot may be demanded either before or after any vote by show of hands, or its functional equivalent. Upon a show of hands, or its functional equivalent, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands, or its functional equivalent, shall have been taken upon a question, unless a ballot thereon be required or demanded, an entry in the minutes of a meeting of shareholders to the effect that the chair declared a motion to be carried is admissible in evidence as prima facie proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion. A demand for a ballot may be withdrawn at any time prior to taking of a poll on the ballot.

7.20.    BALLOTS

         If a ballot is demanded or required, the vote upon the question shall be taken in such manner as the chair of the meeting shall direct, or as provided by the electronic, telephonic or other communication facility through which votes may be cast. Each person present and entitled to vote at the meeting shall, unless the articles of the Corporation otherwise provide, be entitled to one vote for each share in respect of which that person is entitled to vote at the meeting.

7.21.    ADJOURNMENT

         The chair of any meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the same from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty days it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such original meeting.

7.22.    RESOLUTION IN LIEU OF MEETING

         A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders except where a written statement in respect thereof has been submitted by a director or where representations in writing are submitted by the auditor of the Corporation, in either case, in accordance with the Act.

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                                    8. SHARES

8.1.     ISSUE

         Subject to the Act and the articles of the Corporation, shares of the Corporation may be issued at such times and to such persons and for such consideration as the directors may determine, provided that no shares may be issued until it is fully paid as provided in the said Act.

8.2.     COMMISSIONS

         The directors may authorize the Corporation to pay a reasonable commission to any person in consideration of the person purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.3.     SHARE CERTIFICATE

         Every shareholder is entitled at the shareholder's option to a share certificate in respect of the shares held by the shareholder that complies with the Act or to a non-transferable written acknowledgement ("written acknowledgement") of the shareholder's right to obtain a share certificate from the Corporation in respect of the shares of the Corporation held by the shareholder, but the Corporation is not bound to issue more than one share certificate or written acknowledgement in respect of a share or shares held jointly by several persons and delivery of a share certificate or written acknowledgement to one of several joint holders is sufficient delivery to all. Written acknowledgements shall be in such form or forms as the directors shall from time to time by resolution determine. The Corporation may charge a fee in accordance with the Act for a share certificate issued in respect of a transfer. Subject to the provisions of the Act and to the requirements of any stock exchange on which shares of the Corporation may be listed, share certificates shall be in such form or forms as the directors shall from time to time approve. Unless otherwise determined by the directors, share certificates shall be signed by the Chairman of the Board or the President and by the Secretary or an Assistant Secretary and need not be under the corporate seal and certificates for shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned on behalf of such transfer agent and/or registrar. Share certificates shall be signed manually, or signatures shall be printed or otherwise mechanically reproduced on the certificate, and shall include the signature of at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation. If a share certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the share certificate, even though the person has ceased to be a director or an officer of the Corporation, and the share certificate is as valid as if the person were a director or an officer at the date of its issue.

8.4.     TRANSFER AGENTS AND REGISTRARS

         For each class of shares issued by it, the Corporation may appoint one or more agents to keep the securities register and the register of transfers and one or more branch registers. Such an agent may be designated as a transfer agent or registrar according to functions and one agent may be designated both transfer agent and registrar. The securities register, the register of transfers and the branch register or registers (the "registers") shall be kept at the registered office of the Corporation or at such other place inside or outside Canada designated by the directors. If the registers are kept outside Canada, the Corporation will make them available for inspection in compliance with the Act.

8.5.     TRANSFER OF SHARES

         Subject to the Act, no transfer of a share shall be registered except upon presentation of the certificate representing such share with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may prescribe, upon payment of all applicable taxes and fees and upon compliance with the articles of the Corporation.

8.6.     NON-RECOGNITION OF TRUST

         Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and to exercise all the rights and powers of an owner of the share.

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8.7.     REPLACEMENT OF SHARE CERTIFICATES

         Where the owner of a share certificate claims that the share certificate has been lost, apparently destroyed or wrongfully taken, the Corporation shall issue or cause to be issued a new certificate in place of the original certificate if the owner (i) so requests before the Corporation has notice that the share certificate has been acquired by a bona fide purchaser,
(ii) files with the Corporation an indemnity bond sufficient in the Corporation's opinion to protect the Corporation and any transfer agent, registrar or other agent of the Corporation from any loss that it or any of them may suffer by complying with the request to issue a new share certificate; and
(iii) satisfies any other reasonable requirements imposed from time to time by the Corporation.

                             9. DIVIDENDS AND RIGHTS

9.1.     DECLARATION OF DIVIDENDS

         Subject to the Act, the directors may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation.

9.2.     CHEQUES

         A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the address of such holder in the Corporation's securities register, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their address in the Corporation's securities register. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3.     NON-RECEIPT OF CHEQUES

         In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such-terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the directors may from time to time prescribe, whether generally or in any particular case.

9.4.     RECORD DATE FOR DIVIDENDS AND RIGHTS

         The directors may fix in advance a date, preceding by not more than 60 days, the date for payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors.

9.5.     UNCLAIMED DIVIDENDS

         Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                   10. NOTICES

10.1.    GENERAL

         A notice or document required by the Act, the regulations thereunder, the articles or the by-laws of the Corporation to be sent to a shareholder or director of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally to, the shareholder or director at the shareholder's or director's latest address as shown in the records of the Corporation. A notice or document if mailed to a shareholder or director of the Corporation shall be deemed to have been received at the time it would be delivered in the ordinary course of mail unless there

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are reasonable grounds for believing that the shareholder or director did not receive the notice or the document at that time or at all.

10.2.    ELECTRONIC DELIVERY

         Provided the addressee has consented in writing or electronically in accordance with the Act and the regulations thereunder, the Corporation may satisfy the requirement to send any notice or document referred to in section
10.1 by creating and providing an electronic document in compliance with the Act and the regulations under the Act. An electronic document is deemed to have been received when it enters the information system designated by the addressee or, if the document is posted on or made available through a generally accessible electronic source, when the addressee receives notice in writing of the availability and location of that electronic document, or, if such notice is sent electronically, when it enters the information system designated by the addressee.

10.3.    UNDELIVERED NOTICES

         If the Corporation sends a notice or document to a shareholder in accordance with this section and the notice or document is returned on two consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder's new address.

10.4.    COMPUTATION OF TIME

         In computing the time when a notice or document must be given or sent under any provision requiring a specified number of days' notice of any meeting or other event, the day on which the notice or document is given or sent shall be excluded and the day on which the meeting or other event occurs shall be included.

10.5.    OMISSION AND ERRORS

         The accidental omission to give any notice or send any document to any shareholder, director or other person or the non-receipt of any notice or document by any shareholder, director or other person or any error in any notice or document not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded on such notice or document.

10.6.    NOTICE TO JOINT SHAREHOLDERS

         All notices or documents with respect to any shares registered in more than one name may, if more than one address appears on the securities register of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and all notices so given or documents so sent shall be sufficient notice to all the holders of such shares.

10.7.    PROOF OF SERVICE

         A certificate of the Secretary or other duly authorized officer of the Corporation, or of any agent of the Corporation, as to facts in relation to the mailing or delivery or sending of any notice or document to any shareholder or director of the Corporation or to any other person or publication of any such notice or document, shall be conclusive evidence thereof and shall be binding on every shareholder or director or other person as the case may be.

10.8.    SIGNATURE TO NOTICE

         The signature to any notice or document given by the Corporation, if not in electronic form, may be printed or otherwise mechanically reproduced thereon or partly printed or otherwise mechanically reproduced thereon.

10.9.    WAIVER OF NOTICE

         Notice may be waived or the time for the sending of a notice or document may be waived or abridged at any time with the consent in writing of the person entitled thereto. Attendance of any director at a meeting of the directors or of any shareholder at a meeting of shareholders is a waiver of notice of such meeting, except where the director or shareholder attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

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                         11. BUSINESS OF THE CORPORATION

11.1.    VOTING SHARES AND SECURITIES IN OTHER CORPORATIONS

         All of the shares or other securities carrying voting rights of any other body corporate or bodies corporate held from time to time by the Corporation may be voted at any and all meetings of holders of such securities of such other body corporate or bodies corporate in such manner and by such person or persons as the directors of the Corporation shall from time to time determine or failing such determination the proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation instruments of proxy and arrange for the issue of voting certificates and other evidence of the right to vote in such names as they may determine.

11.2.    BANK ACCOUNTS, CHEQUES, DRAFTS AND NOTES

         The Corporation's bank accounts shall be kept in such chartered bank or banks, trust company or trust companies or other firm or corporation carrying on a banking business as the directors may by resolution from time to time determine. Cheques on bank accounts, drafts drawn or accepted by the Corporation, promissory notes given by it, acceptances, bills of exchange, orders for the payment of money and other instruments of a like nature may be made, signed, drawn, accepted or endorsed, as the case may be, on behalf of the Corporation (i) by any of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Executive Vice-President or any Vice-President together with any one of the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, (ii) by any one of the foregoing officers together with any one director, or (iii) by such other officer or officers, person or persons as the directors may by resolution from time to time name for that purpose. Cheques, promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed for deposit to the credit of any one of the Corporation's bank accounts by such officer or officers, person or persons, as the directors may by resolution from time to time name for that purpose, or they may be endorsed for such deposit by means of a stamp bearing the Corporation's name.

11.3.    EXECUTION OF INSTRUMENTS

         The Chairman of the Board, the Deputy Chairman of the Board, the Vice-Chairman of the Board, the President, a Vice-President or any director, together with the Secretary, the Controller, the Treasurer, Assistant Secretary, Assistant Treasurer or any other director, shall have authority to sign in the name and on behalf of the Corporation all instruments in writing and any instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board of directors shall have power from time to time by resolution to appoint any other officer or officers or any person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing. Any signing officer may affix the corporate seal to any instrument requiring the same. The term "instruments in writing" as used herein shall, without limiting the generality thereof, include contracts, documents, powers of attorney, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities, instruments of proxy and all paper writing.

11.4.    FISCAL YEAR

         Until changed by resolution of the directors the fiscal year of the Corporation shall terminate on the last day of December in each year.

                               12. INTERPRETATION

12.1.    GENERAL

         In this by-law, wherever the context requires or permits, the singular shall include the plural and the plural the singular, the word "person" shall include firms and corporations, and masculine gender shall include the feminine and neuter genders. Wherever reference is made to any determination or other action by the directors such shall mean determination or other action by or pursuant to a resolution passed at a meeting of the directors, or by or pursuant to a resolution consented to by all the directors as evidenced by their signatures thereto. Wherever reference is made to the "Canada Business Corporations Act" or the "Act", it shall mean the Canada Business Corporations Act, R.S.C. 1985, c. C-44 and every other act or statute incorporated therewith or amending the same,

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or any act or statute substituted therefor. Unless the context otherwise requires, all words used in this by-law shall have tie meanings given to such words in the Act.

12.2.    COMING INTO FORCE

         This "by-law shall come into force on the date of its confirmation by the shareholders in accordance with the Act.

12.3.    REPEAL OF PREVIOUS BY-LAWS

         All previous by-laws of the Corporation are repealed as of the coming into force of this by-law provided that such repeal shall not affect the previous operation of any by-law so repealed or the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or Board with continuing effect passed under any repealed by-law shall continue as good and valid except to the extent inconsistent with this by-law and until amended or repealed.

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